                                                                     EXHIBIT 1.1

                           [               ] Shares

                         WATCHGUARD TECHNOLOGIES, INC.

                                 Common Stock
                             $.001 Value Per Share

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                     _____, 1999

Dain Rauscher Incorporated
Warburg Dillon Read LLC
SoundView Technology Group, Inc.
Wit Capital Corporation
 As Representatives of the several Underwriters
c/o Dain Rauscher Wessels
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

     WatchGuard Technologies, Inc., a Washington corporation (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell, or to sell, as the case may be, to the several Underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the
"Representatives"), an aggregate of [             ] shares (the "Firm Shares")
of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The shareholders of the Company named in Schedule B hereto (the "Selling Shareholders") also propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the Underwriters' election, up to an aggregate
of [             ] additional shares of Common Stock (the "Option Shares").  The
Firm Shares and the Option Shares are herein collectively called the "Shares."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-76587) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended at the time it was declared effective, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act is herein referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is referred to herein as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it became effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a

"Preliminary Prospectus." Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

     The Company and the Selling Shareholders hereby confirm their respective agreements with respect to the purchase of the Shares by the Underwriters as follows:

     1.   Representations and Warranties of the Company.

          (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

              (i) The Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

              (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, nor, to the best of the Company's knowledge have proceedings for such purpose been instituted, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (collectively, the "Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the preparation thereof.

              (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

              (iv) The Company has been duly organized, is validly existing as a corporation under the laws of the state of Delaware, has the corporate power and authority to own,

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lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business or its ownership, leasing, licensing or using of property requires such qualification and the failure so to qualify would have a material adverse effect on the business, properties, condition, financial or otherwise, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

              (v) The Company has no subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

              (vi) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company, prior to the date hereof, were made in compliance with the Act and all applicable state securities or blue sky laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. Each of the Underwriters will receive good and marketable title to the Shares purchased by it, free and clear of any and all liens, encumbrances, pledges, security interests, charges, claims, equitable interests, restrictions and defects. Except as otherwise stated in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Articles of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or the sale of the Shares as contemplated by this Agreement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, except such rights which have been validly waived or satisfied. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants, agreements or contracts to purchase or preemptive or other rights to purchase, subscribe for or acquire from the Company any shares of its capital stock or any securities or obligations convertible into or exercisable for shares of the Company's capital stock (other than options granted under the Company's Amended and Restated 1996 Stock Option Plan after the date of the Prospectus). The Company has the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus as of the date set forth therein. The outstanding capital stock of the Company, including the Shares, conforms, and the Shares to be issued by the Company to the Underwriters will conform, in all material respects, to the description thereof contained in the Prospectus.

              (vii) The financial statements, together with the related notes and schedules as set forth in the Registration Statement and Prospectus, present fairly the financial position, results

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of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein and are in accordance with the books and records of the Company. The summary and selected financial and statistical data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in and dispositions of the assets of, and the results of operations of, the Company.

              (viii) There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its officers, directors, properties, assets or rights before any court or administrative or regulatory agency which, if determined adversely to the Company could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect except as set forth in the Registration Statement.

              (ix) The Company has good and marketable title to all properties and assets reflected in the financial statements hereinabove described as owned by the Company (or as described in the Prospectus as owned by the Company), in each case free and clear of all liens, encumbrances, pledges, security interests, charges, claims, equitable interests, restrictions and defects, except such as are described in the Prospectus or do not materially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Company; and any real property and buildings held under lease by the Company are held by them under valid and enforceable leases with such exceptions set forth in the Prospectus or as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

              (x) Since the respective dates as of which information is given in the Registration Statement and Prospectus, as they may be amended or supplemented, (A) there has not been any material adverse change in or affecting the condition, financial or otherwise, of the Company or the business affairs, management, financial position, shareholders' equity or results of operations of the Company whether or not occurring in the ordinary course of business, (B) there has not been any transaction not in the ordinary course of business entered into by the Company which is material to the Company, other than transactions described or contemplated in the Registration Statement, (C) the Company has not incurred any material liabilities or obligations, direct or indirect or contingent or non-contingent, which are not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company, (D) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) there has not been any change in the capital stock of the Company

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(other than upon the exercise of options and warrants described in the
Registration Statement), or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company (except for borrowings under the Company's existing credit facilities), (F) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or (G) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company (other than options granted under the Company's 1996 Stock Incentive Compensation Plan).

              (xi) Except as disclosed in the Prospectus, the Company is not in violation of, or in default under, its Articles of Incorporation or Bylaws, or any statute, or any law, rule, regulation, order, judgment, injunction, decree or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company is a party or by which it is bound or to which any property or assets of the Company is subject, which violation or default would have a Material Adverse Effect.

              (xii) The issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of the Articles of Incorporation or Bylaws of the Company or any statute or any order, judgment, decree, rule, regulation or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or assets of the Company is subject. No approval, consent, order, authorization, designation, declaration or filing by or with any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any state securities or blue sky laws or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"). No further approval or authorization of any securityholder, the Company's Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Act, the Exchange Act, by the NASD or under state securities or blue sky laws.

              (xiii) The Company holds and is operating in compliance with all licenses, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary or material to the conduct of its business as described in the Prospectus, except for such instances of noncompliance as would not individually or in the aggregate have a Material Adverse Effect,and there are no proceedings pending or, to the knowledge of the

Company, threatened, which may cause any such license, approval, certificate or permit to be withdrawn, cancelled, suspended or not renewed.

              (xiv) The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares it will sell hereunder as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

              (xv) Ernst & Young LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and Regulations.

              (xvi) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

              (xvii) The Company's registration statement pursuant to Section 12(g) of the Exchange Act, has been declared effective by the Commission; and the Shares have been approved for designation upon notice of issuance on The Nasdaq National Market under the symbol "WTGD."

              (xviii) Except as disclosed on Schedule __ hereto, the Company has obtained and delivered to the Representatives written agreements (the "Lock-Up Agreements"), substantially in the form attached hereto as Exhibit A, from each of the Company's stockholders and each holder of securities convertible or exercisable for shares of the Company's stock and, to the Company's knowledge, the Lock-Up Agreements are in full force and effect.

              (xix) The Company is in compliance with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). The Company does not do any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

              (xx) The Company has timely filed all federal, state, local and foreign tax returns or reports required to be filed except for such failures to timely file as would not have a Material Adverse Effect, and has paid in full all taxes indicated by said returns or reports and all assessments received by it to the extent that such taxes have become due and payable, except where the Company is contesting in good faith such taxes and assessments and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company which might have a Material Adverse Effect and all material tax liabilities, whether or not disputed, are adequately provided for on the books of the Company. Except as set forth in the Registration Statement and the Prospectus, the Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes, nor is it a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company.

              (xxi) The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets know-how, technology and other similar rights necessary for or material to the conduct of its business as described in the Prospectus, except to the extent the failure to own or posses such licenses or rights would not, individually or in the aggregate, have a Material Adverse Effect. The Company has no knowledge of any facts which would preclude it from having rights to its patent applications described in the Prospectus. The Company has no knowledge of any infringement by it, or conflicts with, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, know-how, technology or other similar rights of others, and the Company has no knowledge of or has received no notice or claim of conflict with the asserted rights of others with respect any of the foregoing.

              (xxii) The Company is not, and upon completion of the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

              (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxiv) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (xxv) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

              (xxvi) To the Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, subcontractors or international distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.


              (xxvii) The Company has not distributed and will not distribute prior to the later of (A) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (B) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

              (xxviii) The Company has not at any time since inception (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

              (xxix) Except as set forth in the Registration Statement and Prospectus, (i) the Company and each of its subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except for such instances of noncompliance as would not individually or in the aggregate have a Material Adverse Effect, (ii) the Company has not received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed and (iii) to the knowledge of the Company, no property which is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

              (xxx) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus and except for a $____ loan by the Company to Dennis Cloutier for the purpose of paying alternative minimum tax resulting from the exercise of stock options.

          (b) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

     2.  Representations, Warranties and Covenants of the Selling Shareholders.

          (a) Each Selling Shareholder severally represents and warrants to, and covenants and agrees with, each of the Underwriters and the Company that:

              (i) Such Selling Shareholder has duly executed and delivered a Power of Attorney (the "Power of Attorney"), appointing Steven M. Moore and Michael C. Piraino or either of them, as attorney-in-fact (the "Attorneys-In-Fact") with full power and authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by the Selling Shareholder hereunder, and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

              (ii) Such Selling Shareholder has duly executed and delivered a Custody Agreement (the "Custody Agreement") with Chase Mellon Shareholder Services, LLC, as Custodian, pursuant to which certificates in negotiable form for the Shares to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

             (iii) Such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except such as may be required by any state securities or blue sky laws.

              (iv) Such Selling Shareholder has, and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), will have good and valid title to the Firm Shares and the Option Shares, respectively, to be sold by such Selling Shareholder hereunder, free of any liens, encumbrances, security interests; equities or claims whatsoever.

              (v) The execution and delivery by each Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions herein and therein contemplated and the fulfillment by such Selling Shareholder of the terms hereof and thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any will, mortgage, deed of trust, loan agreement or other agreement, instrument or obligation to which such Selling Shareholder is a party or to which any of the property or assets of such Selling Shareholder is subject, except for such agreements, instruments or obligations for which consents have been obtained, nor will such actions result in any violations of the provisions of the charter or by-laws if such Selling Shareholder is a corporation, the partnership agreement, certificate or articles if the Selling Shareholder is a partnership, or any statute, rule, regulation or order applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over such Selling Shareholder.

              (vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus thereof, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information with respect to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

              (viii) Such Selling Shareholder will not offer to sell, sell, transfer, assign or otherwise dispose of any Common Stock or other capital stock of the Company, directly or indirectly, for a period of 180 days after the date of the Prospectus, otherwise than as expressly permitted hereunder, under the Lock-Up Agreement between such Selling Shareholders and the Representatives, or with the written consent of the Representatives.

              (ix) Such Selling Shareholder has reviewed the information contained in the Registration Statement and, based on such review and such Selling Shareholder's knowledge of the industry, the Company and its business (but without further investigation), such Selling Shareholder does not have knowledge that, and nothing has come to such Selling Shareholder's attention that would give such Selling Shareholder reason to believe that, at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and on any Option Closing Date, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, and any amendments or supplements thereto effective on or prior to the Closing Date or any Option Closing Date, contained or will contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (x) The Shares to be sold by such Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

              (xi) This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

              (xii) Assuming the Underwriters purchase the Shares to be sold by each Selling Shareholder for value, in good faith and without notice of any adverse claim within the meaning of Article VIII of the Uniform Commercial Code, delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (b) The Selling Shareholders each represent and warrant to, and agree with, the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 2 of this Agreement.

          (c) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (d) Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a corporation or partnership, by the dissolution of such corporation or partnership, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such corporation or partnership should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase
from the Company, at a price of $[       ] per share, the number of Firm Shares
set forth opposite their respective names in Schedule A hereto.

     In addition, on the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions herein set forth, each of the Selling Shareholders, as and to the extent indicated in Schedule B hereto, hereby grant, severally and not jointly, to the several Underwriters an
option to purchase at the Underwriters' election up to [             ] Option
Shares at the same price per share as set forth for the Firm Shares in the paragraph above, for the sole purpose of covering over allotments in the sale of the Firm Shares (the "Over-Allotment Option"). The Over-Allotment Option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorneys-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the Over-Allotment Option and the time and date at which certificates are to be delivered. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder as set forth in Schedule B hereto. If any Option Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase that portion of the number of Option Shares as to which such election shall have been exercised (subject to adjustment to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two or later than ten full business days after the exercise of such option, and shall not in any event be prior to the Closing Date. If the date of exercise of the option is three or more full days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.

     Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Dain Rauscher Wessels may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter at such time and place as shall hereafter be designated by the Representatives, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds The time and date of such delivery and payment shall be, with respect to the Firm Shares, 6:30 a.m. Seattle, Washington time, at the offices of Perkins Coie, Washington Mutual Tower, 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099, on [Date], or such other time and date as you and the Company may agree upon in writing, such time and date being herein referred to as the "Closing Date," and, with respect to the Option Shares, at the time and on the date specified by you in the written notice given by you of the Underwriters' election to purchase the Option Shares, or such other time and date as you and the Company may agree upon in writing, such time and date being referred to herein as the "Option Closing Date." Such certificates will be made available for checking and packaging at least twenty-four hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location as may be designated by you.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price and terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer such Option Shares to the public on the foregoing terms.

     5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy and as to which the Representatives shall have reasonably objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the Regulations.

          (b) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

          (c) To the extent required of issuers listed on The Nasdaq National Market, the Company will endeavor to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will, or will cause counsel to, make such applications, file such documents, and furnish such information as may be reasonably requested by the Representatives, provided that the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so qualified, required to file such a consent or so subject. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (d) The Company will furnish the Underwriters with as many copies of any Preliminary Prospectus as the Representatives may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Company will furnish the Underwriters with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may, from time to time, reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

          (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with law. In case any Underwriter is required to deliver a prospectus in connection with sales of any Shares at any time nine months or more after the effective date of the Registration Statement, upon the request of the Representatives but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings Statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

          (g) During a period of five (5) years after the date hereof, or such shorter period that the Company remains subject to the periodic reporting requirements of the Exchange Act, the Company, as soon as practicable after the end of each respective financial quarter or year, as applicable, will furnish to its shareholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its shareholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its shareholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's shareholders; (ii) concurrently with the furnishing thereof to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; and (iii) concurrently with the furnishing of such reports to its shareholders, copies of all reports (financial or other) mailed to shareholders; and (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or The Nasdaq National Market by the Company (except for documents for which confidential treatment is requested).

          (h) No offering, sale or other disposition of any Common Stock or other capital stock of the Company, or warrants, options, convertible securities or other rights to acquire such Common Stock or other capital stock (other than pursuant to (i) employee stock option plans employee stock purchase plans, (ii) on the exercise of outstanding options or warrants, (iii) on the conversion of convertible securities outstanding on the date of this Agreement and (iv) in connection with strategic acquisitions or alliances or other business relationships as approved by the Company's Board of Directors; provided, that any employee stock options issued pursuant to employee stock option plans during the Lock-Up Period (including, without limitation, any options approved by the Company's Board of Directors prior to the begining of the Lock-Up Period but for which no option agreement has been signed as of the date of this Agreement) shall not vest and become exercisable to any extent prior to the expiration of the Lock-Up Period, unless the holder of such option executes a Lock-Up Agreement with respect to the remainder of the Lock-Up Period) will be made from the date of this Agreement until the end of the Lock-Up Period, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives ; provided further, that issuances of securities pursuant to (h)(iv) are permitted only if such securities are subject to binding restrictions on transfer that prevent such securities from being transferred until the end of the Lock-Up Period.

          (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the purposes set forth under "Use of Proceeds" in the Prospectus. The Company will invest such proceeds pending their use in such a manner that, upon completion of such investment, the Company will not be an 'investment company' as defined in the Investment Company Act of 1940, as amended.

          (j) The Company will use its best efforts to maintain the designation of the Common Stock on The Nasdaq National Market.

          (k) The Company will file with the Commission such information with respect to the use of proceeds from the sale of the Shares as may be required pursuant to Rule 463 under the Act.

          (l) From the date of this Agreement until the termination of the Lock-Up Period, the Company will not, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, alter or amend in any manner the vesting schedule of any option, warrant or other security of the Company that is not subject to a Lock-Up Agreement.

          (m) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

          (n) The Company hereby agrees with the Representatives that the Company will (i) enforce the terms of each Lock-up Agreement and each other agreement (including agreements required by Section 5(h)) pursuant to which any holder of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock agrees to restrictions on transfer of such securities in respect of the transactions contemplated by this Agreement (the Lock-up Agreements and such other agreements, "Market Standoff Agreements") and (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Market Standoff Agreement. With respect to agreements by holders of the Company's securities to be bound by a Market Standoff Agreement upon the Representatives' request, the Representatives hereby so request. In addition, except with the prior written consent of Dain Rauscher Wessels, the Company agrees until the expiration of the Lock-up Period (i) not to amend or terminate, or waive any right under, any Market Standoff Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Market Standoff Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 180 days after the date of the Prospectus, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Market Standoff Agreement.

     6. Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including, without limiting the generality of the foregoing, the following:

accounting fees of the Company; the fees and disbursements of counsel for the Company the cost of preparing, printing and filing of the Registration Statement, Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery to the Underwriters and dealers of copies thereof and of this Agreement, the Agreement Among Underwriters, any Selected Dealers Agreement, the Underwriters' Selling Memorandum, the Invitation Letter, the Power of Attorney, the Blue Sky Memorandum and any supplements or amendments thereto (excluding, except as provided below, fees and expenses of counsel to the Underwriters); the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by the NASD of the terms of the sale of the Shares; listing fees, if any, transfer taxes and the expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; the fees and expenses incurred in connection with the designation of the Shares on The Nasdaq National Market; the costs of preparing stock certificates; the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6; provided, however, that the legal fees and disbursements of counsel for the Underwriters incurred in connection with the review by the NASD of the terms of the sale of the Shares and the qualification of the Shares under state securities or Blue Sky laws shall not exceed $7,500. In addition, the Company will pay all travel and lodging expenses incurred by management of the Company in connection with any informational "road show" meetings held in connection with the offering and will also pay for the preparation of all materials used in connection with such meetings. The Selling Shareholders will pay the fees and expenses of any separate counsel retained by them in connection with the transactions contemplated hereby. The Company and the Selling Shareholders shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification of the Shares under state securities or Blue Sky laws and those incident to securing any required review by the NASD of the terms of the sale of the shares but including, without limitation, the Underwriter expenses specified in Section 5(e) of this Agreement) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof (other than the condition in Section 7(d)) are not satisfied or because this Agreement is terminated by the Representatives pursuant to clause (i) of Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their respective parts to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall promptly upon request by the Representatives reimburse the several Underwriters for all appropriately itemized out-of-pocket accountable expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     7. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the condition that all representations and warranties of the Company, and the Selling Shareholders contained herein are true and correct, at and as of the Closing Date or the Option Closing Date, as the case may be, the condition that the Company and the Selling Shareholders shall have performed all of their respective covenants and obligations hereunder (to the extent performance of such covenants and obligations are due at or before such times) and to the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Regulations and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Perkins Coie LLP, counsel for the Company and counsel for the Selling Stockholders for the limited purpose of giving the opinion referred to in this section, dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form of Exhibit B.

     In rendering the opinions described above, Perkins Coie LLP may rely, as to matters of fact with respect to such Selling Shareholder, upon the representations of such Selling Shareholder contained in this Agreement, the Power of Attorney and the Custody Agreement.

          (c) The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) The Representatives shall have received on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a signed letter, dated as of the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, to the effect that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (e) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in your reasonable judgment, is material and adverse to the Company and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the chief executive officer and the chief financial officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

              (i) The Prospectus was filed with the Commission pursuant to Rule 424(b) within the applicable period prescribed for such filing by the Regulations and in accordance with Section 4 of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to his knowledge, threatened by the Commission.

              (ii) The representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

          (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate of the Selling Shareholders pursuant to which the Selling Shareholders certify that their representations and warranties set forth in this Agreement are true and correct at and as of the Closing Date or the Option Date, as the case may be, and that they have performed all of their obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

          (h) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably have requested.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

     7A.   Conditions of Obligations of the Company.  The obligations of the
Company to issue and sell the Firm Shares on the Closing Date and of the Selling Shareholders to issue and sell the Option Shares, if any, on the Option Closing Date, are subject to the condition that no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

     8.   Indemnification.

          (a) The Company and the Selling Shareholders jointly and severally agree to indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Underwriter or such persons may became subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; provided further, that the Company and the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in a Preliminary Prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to the person asserting such loss, claim, damage or liability, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless the failure to so deliver the Prospectus (as amended or supplemented) is the result of noncompliance by the Company with the first sentence of paragraph 5(d) of this Agreement; provided, further, that the Company shall not be liable in the case of any matter covered by clause (iii) above to the extent that it is determined in a final judgment by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and, provided, further, that in no event shall any Selling Shareholder be liable for an amount in excess of the net proceeds received by such Selling Shareholder from the sale of the Shares.

          (b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity or contribution may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), or (b) or contribution provided for in Section 8(d) shall be available with respect to a proceeding to any party who shall fail to give notice of such proceeding as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 8(a), (b), or (c) except to the extent the indemnifying party was not prejudiced by the failure to so notify. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay promptly as incurred the reasonable fee and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm at any time for all such indemnified parties. Such firm shall be designated in writing by the Representatives and shall be reasonably satisfactory to the Company in the case of parties indemnified pursuant to Section 8(a) and shall be designated in writing by the Company and shall be reasonably satisfactory to the Representatives in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party to the extent provided for in Section 8(a), or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein (other than due to a failure to provide notice in accordance with paragraph (c) of this Section 8), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereto) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriters, no Selling Shareholder shall be required to contribute an amount in excess of the proceeds received by such Selling Shareholder and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have, and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have.

     9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the

Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon, and upon the terms set forth herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as Representative[s], shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or
(b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company and the Selling Shareholders except for expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9 (and assuming that this Agreement is not terminated pursuant to the immediately preceding sentences), the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Dain Rauscher Wessels, [Address and Fax], Attention: [Name], with copies to [Underwriters' Counsel Name, Address and Fax], Attention: [Name]; if to the Company or Selling Shareholders, to WatchGuard Technologies, Inc., 316 Occidental Avenue South, Suite 200, Seattle, Washington 98104, Facsimile: 206-521-8341, Attention: Michael C. Piraino, General Counsel, with copies to Perkins Coie LLP, 1201 Third Avenue, 40th Floor, Seattle Washington 98101, Facsimile: 206-583-8500, Attention:
Stephen M. Graham.

     11. Termination. This Agreement may be terminated by you by notice to the Company and the Selling Shareholders as follows:

          (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, or a halt or suspension of trading in securities generally which are quoted on The Nasdaq National Market System, or (iv) declaration of a banking moratorium by either federal or New York State authorities; or

          (b) as provided in Sections 7 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Sections 7 and 9 of this Agreement.

     12. Written Information. For all purposes under this Agreement (including, without limitation, Section 1, Section 2, Section 3 and Section 8 hereof), the Company and the Selling Shareholders understand and agree with each of the Underwriters that the following constitutes the only written information furnished to the Company by or through the Representatives specifically for use in preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto: (i) the per share "Price to Public" and per share "Underwriting Discounts and Commissions" set forth on the cover page of the Prospectus, and (ii) the information set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus.

     13. Successors. This Agreement has been and is made solely for the benefit of and shall be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholders and (c) delivery of and payment for the Shares under this Agreement.

     Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    WATCHGUARD TECHNOLOGIES, INC.


                                    By:
                                       -----------------------------------------
                                         [Name]
                                         [Title]


                                    SELLING SHAREHOLDERS LISTED ON SCHEDULE B



                                    By:
                                       -----------------------------------------


                                    Name:
                                         ---------------------------------------
                                         Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

Dain Rauscher Incorporated
Warburg Dillon Read LLC
SoundView Technology Group, Inc.
Wit Capital Corporation
As Representatives of the several Underwriters

By Dain Rauscher Incorporated


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------


                   [Signature Page to Underwriting Agreement]

                                  SCHEDULE A

                           Schedule of Underwriters


                                                     Number of Firm             Maximum Number
                 Underwriter                     Shares to be Purchased        of Option Shares
Dain Rauscher Wessels..........................
                                                       ---------                  ---------
Total..........................................
                                                       =========                  =========


                                  SCHEDULE B

                                                       Number of                Maximum Number
                   Seller                             Firm Shares              of Option Shares
[Company]......................................

Selling Shareholders:
     [                            ]

     [                            ]
                                                       ---------                  ---------
Total..........................................
                                                       =========                  =========


                      Exhibit A to Underwriting Agreement

                         WATCHGUARD TECHNOLOGIES, INC.
                               LOCK-UP AGREEMENT

                                                               ___________, 1999

DAIN RAUSCHER WESSELS,
 a division of Dain Rauscher Incorporated
WARBURG DILLON READ LLC
 a subsidiary of UBS AG
SOUNDVIEW TECHNOLOGY GROUP, INC.
WIT CAPITAL CORPORATION
 as Representatives of the several Underwriters

c/o Dain Rauscher Wessels
2494 Sand Hill Road, Suite 100
Menlo Park, CA  94025

     Re:  WatchGuard Technologies, Inc. (the "Company")
          Proposed Offering of Common Stock

Dear Ladies and Gentlemen:

     This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives, as Representatives of the several Underwriters named in Schedule A thereto (the "Underwriters"), relating to an underwritten public offering of common stock of the Company (the "Common Stock"). The undersigned, the beneficial owner of shares of the Company's Common Stock and/or securities evidencing the right to purchase shares of the Company's Common Stock, understands that the Company intends to sell shares of Common Stock of the Company and to grant to the Underwrites an over-allotment option to purchase additional shares of Common Stock (the "Offering"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that the Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, the undersigned and the Underwriters, that, should the Offering be effected, the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of Dain Rauscher

DAIN RAUSCHER WESSELS,
July 27, 1999
Page 2

Wessels on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired, for a period beginning from the date of execution of the Underwriting Agreement and continuing to and including the date 180 days after the date of the Prospectus (as such term is defined in the Underwriting Agreement). Notwithstanding the foregoing, (x) if the undersigned is an individual, the undersigned may, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by will or intestacy to members of the undersigned's immediate family or to trusts exclusively for the benefit of members of the undersigned's immediate family or in connection with bona fide gifts, and (y) if the undersigned is a partnership, the undersigned may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner; provided, however, that a transfer shall be permitted pursuant to (x) or (y) above only if, prior to such transfer, the transferee executes an agreement, satisfactory to Dain Rauscher Wessels, pursuant to which such transferee agrees to receive and hold such shares subject to provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean the undersigned's spouse, lineal descendant, father, mother, brother or sister.

     The restriction on transfers described in the immediately preceding paragraph shall not apply to the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement.

     The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock except in compliance with this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. The agreement set forth above shall terminate if the Underwriting Agreement has not been executed on or

DAIN RAUSCHER WESSELS,
July 27, 1999
Page 3

before __________, 1999. The undersigned agrees, unless otherwise authorized by the Board of Directors of the Company, to keep confidential all information regarding the Offering, including, without limitation, the anticipated date of the Offering, the terms of the Offering and the identity of the underwriters.

     The undersigned understands that the Company has not made any public announcement relating to the Offering, and the Company is prohibited from doing so by rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") until the Company has filed its registration statement with the SEC.


                                       Sincerely,


                                       -------------------------------------
                                       Signature


                                       -------------------------------------
                                       Name

                                       -------------------------------------
                                       Title (if Applicable)


The foregoing is accepted and agreed to
as of the date first above written:

DAIN RAUSCHER WESSELS
WARBURG DILLON READ LLC
SOUNDVIEW TECHNOLOGY GROUP, INC.
WIT CAPITAL CORPORATION

By: DAIN RAUSCHER WESSELS
      for itself and on behalf of the Representatives


-------------------------------------
Signature


-------------------------------------
Name


-------------------------------------
Title

                      Exhibit B to Underwriting Agreement
                            Form of Legal Opinion

     1. The Company is duly organized, validly existing and in good standing under Delaware law.

     2. The Company has all necessary corporate power and corporate authority to enter into, and to perform its obligations under, the Underwriting Agreement and to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in all United States jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's financial condition, business, properties or results of operations.

     3. The Company has authorized, by all necessary corporate action, the execution, delivery and performance of the Underwriting Agreement, and the Company has executed and delivered the Underwriting Agreement to the Underwriters listed on Schedule A to the Underwriting Agreement.

     4. The Company is not and will not, as a result of the Offering and the Company's receipt and application of the net proceeds therefrom in accordance with the uses identified in the Registration Statement, become an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     5. No consent, approval, authorization or order of, or registration or filing with, any governmental agency or body, or, to our knowledge, any court or any self-regulatory organization, is required to be obtained or made by the Company or the Selling Shareholders for the consummation of the transactions contemplated by the Underwriting Agreement, including the issuance and sale of the Shares by the Company and the Selling Shareholders to the Underwriters as contemplated by the Underwriting Agreement, except such as have been obtained and made under the Act and such as may be required under the Securities Exchange Act of 1934, as amended, state securities or blue sky laws or by the National Association of Securities Dealers, Inc.

     6. The Company's execution, delivery and performance of the Underwriting Agreement and its consummation of the transactions contemplated therein, including the issuance and sale by the Company of the Shares, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, any of the exhibits filed with the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K, any statute, rule or regulation of any governmental agency or body, or, to our knowledge, any judgment, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of its properties.

     7. The authorized and outstanding capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

     8. All of the shares of capital stock of the Company outstanding on the date hereof immediately prior to the Closing have been duly authorized and validly issued and are fully paid and nonassessable.

     9. The Shares have been duly authorized and, when issued and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable. Except as described in the Prospectus, the shareholders of the Company have no statutory, or to the best of our knowledge, contractual preemptive rights with respect to the Shares that have not been waived.

     10. To our knowledge, no holder of securities of the Company has any right to include such securities in the Registration Statement other than rights, if any, that have been described in the Prospectus or waived.

     11. To our knowledge, there is no legal or governmental proceeding pending or threatened against the Company that is required to be disclosed in the Registration Statement, other than those disclosed therein.

     12. To our knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other instrument, document or agreement required to be described or referred to in the Registration Statement or to be filed as an exhibit thereto other than those described or referred to therein or filed as exhibits thereto.

     13. The statements set forth in the Prospectus under the captions "Description of Capital Stock," "Management-Director and Officer Indemnification and Liability" and "Shares Eligible for Future Sale," to the extent such statements constitute matters of law or legal conclusions or summarize certain provisions of the capital stock of the Company, are accurate summaries of such matters and fairly present the information required to be given with respect to such matters.

     14. The Registration Statement has become effective under the Act and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     15. The Registration Statement, as of its effective date, and the Prospectus, as of its issue date, complied as to form in all material respects with the requirements of the Act (except that we express no opinion or belief as to the financial statements, financial statement schedules or other financial and statistical data included therein or omitted therefrom).

     16. The Underwriting Agreement has been executed and delivered by or on behalf of the Selling Shareholders, and the Custody Agreement and the Power of Attorney referred to in such Custody Agreement have been executed and delivered by the Selling Shareholders; the Custody Agreement entered into by, and the Power of Attorney given by, the Selling Shareholders constitute the valid and binding obligations of the Selling Shareholders; and the Selling Shareholders have full legal right to enter into the Underwriting Agreement and to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Shares sold by such Selling Shareholders under the Underwriting Agreement.

     17. When the Shares proposed to be sold by the Selling Shareholders under the Underwriting Agreement are transferred to and paid for by the Underwriters as provided in the Underwriting Agreement, good and marketable title to the Shares proposed to be sold by the Selling Shareholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, will have been transferred to the Underwriters who have severally purchased such Shares under the Underwriting Agreement, assuming for the purpose of this opinion that the

Underwriters will have purchased the same in good faith without notice of any adverse claims.

     18. The execution, delivery and performance by the Selling Shareholders of the Underwriting Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions contemplated therein, including the issuance and sale of the Shares, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the organizational documents of such Selling Shareholder if such Selling Shareholder is a corporation or partnership, any statute, rule or regulation of any governmental agency or body, or, to our knowledge, any judgment, order or decree of any governmental agency or body or any court having jurisdiction over the Selling Shareholders or any of the Selling Shareholders' properties.